POWER OF ATTORNEY

The undersigned, being a director or officer of Prudential Annuities Life Assurance Corporation ("PALAC"), constitutes and appoints Elizabeth L. Gioia, Richard H. Kirk, Douglas E. Scully, and Lynn K. Stone, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with where applicable: Registration statements of the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of PALAC filed with the Securities and Exchange Commission for the Registration Statement pertaining to Advanced Series XTra Credit.

This grant of authority extends to any and all amendments to such registration statements, and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of October, 2020.

/s/Dylan J. Tyson
Dylan J. Tyson
Director, President and Chief Executive Officer